QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806 and 333-114190) and the Registration Statements (Form S-3 Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-37034, 333-101034 and 333-102603) of International Business Machines Corporation and in the related Prospectuses of our reports dated February 22, 2005, included in this Annual Report (Form 10-K) for the year ended December 31, 2004, with respect to the statements of assets and liabilities and statements of revenues and expenses of the Business Consulting Services Reporting Unit of International Business Machines Corporation (not included therein), and with respect to management's assertion regarding the effectiveness of the controls over the initiation and recording of revenue transactions and the recording of direct costs of the Business Consulting Services Reporting Unit.

/s/ Ernst & Young LLP ERNST & YOUNG LLP

New York, New York
February 24, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM